Exhibit 99.1

BROADPOINT.GLEACHER NAMES ERIC GLEACHER CEO;

LEE FENSTERSTOCK STEPS DOWN

NEW YORK, New York, February 22, 2010 – Broadpoint Gleacher Securities Group, Inc. (NASDAQ: BPSG) today announced that Chairman Eric Gleacher has assumed the additional role of Chief Executive Officer of the Company following a decision by Lee Fensterstock, the Company’s former Chief Executive Officer, to step down to pursue other interests.  Mr. Fensterstock has also resigned from the Board of Directors of the Company.  Peter McNierney will continue as President and Chief Operating Officer.

"Lee is a world class entrepreneur who had the vision to assemble an independent full-service investment bank by seeking out and combining well established businesses in the capital markets and investment banking arena," Mr. Gleacher said.  "He deserves enormous credit for assembling the key businesses and talented leadership for continued success and growth going forward.  I have thoroughly enjoyed working alongside as his partner and wish him well in the next chapter of his career."

"The unprecedented changes in the investment banking industry over the past two years continue to provide us with enormous opportunities to enhance and grow our business," Mr. Gleacher said.  "We continue to see very talented people departing large, highly regulated firms in pursuit of more entrepreneurial culture and opportunity."

Mr. Gleacher became Chairman of Broadpoint.Gleacher following Broadpoint's June 2009 acquisition of Gleacher Partners, a firm he founded in 1990 and where he had served as Chairman.  He founded the M&A department at Lehman Brothers in 1978 and headed global M&A at Morgan Stanley from 1985 to 1990.

"I feel great personal satisfaction about the creation and success of Broadpoint.Gleacher," Mr. Fensterstock said.  "The firm is positioned for continued growth and profitability and is guided by strong leadership.  The business is in excellent financial condition and it seems an appropriate time to pursue some more entrepreneurial opportunities which are my primary interest.”

Prior to establishing Broadpoint, Mr. Fensterstock founded Bonds Direct Securities LLC, a market maker in investment grade fixed income securities, which he subsequently sold to Jefferies Group.

About Broadpoint.Gleacher

Broadpoint Gleacher Securities Group, Inc. (NASDAQ: BPSG) is an independent investment bank that provides corporations and institutional investors with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. The Company offers a diverse range of products through the Debt

Capital Markets, Investment Banking and Broadpoint DESCAP divisions of Broadpoint Capital, Inc., its Equity Capital Markets subsidiary, Broadpoint AmTech, and FA Technology Ventures Inc., its venture capital subsidiary. For more information, please visit www.bpsg.com.

Forward Looking Statements

This press release contains "forward-looking statements." These statements are not historical facts but instead represent the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. The Company's forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

For Additional Information Please Contact:

Investor Contact

Peter McNierney

President and Chief Operating Officer

Broadpoint Gleacher Securities Group, Inc.

212.273.7100

Media Contact

Ray Young

Halldin Public Relations

916.781.0659

ray@halldinpr.com

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